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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-75133 and 333-46693) of Staten Island Bancorp, Inc. of our report dated January 21, 2003 relating to the financial statements which appear in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
February 6, 2003